Exhibit 10.11

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAW OF ANY FOREIGN JURISDICTION OR ANY STATE WITHIN THE UNITED STATES. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR SUCH FOREIGN OR STATE SECURITIES LAW OR UNLESS THE PARENT HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE PARENT AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

(AP NOTE)

No. []	Date of Issuance

US$[PRINCIPAL AMOUNT]	[DATE], 2023

FOR VALUE RECEIVED, JIMMY JANG, L.P., a Delaware limited partnership; and BAKER TECHNOLOGIES, INC., a Delaware corporation; JUPITER RESEARCH, LLC, an Arizona limited liability company; and COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation (collectively, jointly and severally, with their respective successors and assigns, the “Company”), hereby promises to pay to the order of [PURCHASER NAME] (the “Holder”), the principal sum of US$[PRINCIPAL AMOUNT], together with interest thereon from the date of this AP Note (the “Effective Date”). The principal and accrued and unpaid interest of this AP Note will be due and payable by the Company on the February ___, 2027 (the “Maturity Date”).

This Promissory Note (this “AP Note”) is one of a series of “AP Notes” issued pursuant to that certain Junior Secured Note Purchase Agreement, dated November 1, 2019, by and among the Company, the Holder and the other parties thereto, as amended by that certain First Amendment to Secured Note Purchase Agreement dated February 15, 2023 (collectively, as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement. All rights and obligations under this AP Note are governed by the Purchase Agreement.

1.	Interest; Interest Payment. Interest will accrue daily at the per annum rate equal to the greater of (a) 16% and (b) the Prime Rate plus 8.5% (the “Interest Rate”). As used herein, “Prime Rate” means the rate interest most recently publicly announced in the Western Edition of The Wall Street Journal as the “prime rate”. The Interest Rate will be set, for each quarterly interest payment period, based on the Prime Rate determined by Noteholder Representative announced two Business Days prior to such quarterly period (and such rate, if higher than the designated fixed rate, shall be the rate applied for such period). Any determination of such rate, and the calculations of interest hereunder, shall be made by Noteholder Representative and such determination shall be conclusive absent manifest error.

All interest hereunder shall be calculated by the Noteholder Representative on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and shall compound monthly.

Interest only on the unpaid principal balance of this AP Note shall be due and payable in arrears on January 2, 2023, and on the first Business Day of each calendar quarter thereafter, with all outstanding principal and accrued and unpaid interest due and payable on the Maturity Date; provided, however, that if an Interest Payment Date is not a Business Day, the Company shall pay interest on the next Business Day following such Interest Payment Date.

2.	Default Interest. During the continuance of an Event of Default, interest will accrue at a rate equal to the Applicable Interest Rate plus eight percent (8%) per annum.

3.	Principal Payments. Principal on this AP Note will be due and payable following payment in full of the “Notes” as defined in the Purchase Agreement (the “Refinanced Notes”) as follows:

a.            Commencing on the 15th day of the first February to occur after the date on which the Refinanced Notes have been repaid in full (the “Refinanced Notes Repayment Date”) and continuing on the 15th day of each February thereafter until the Maturity Date (each, a “Fixed Principal Payment Date”), the Company shall make an annual payment equal to the Pro Rata Principal Payment Amount (as defined below).

b.            On the first Business Day of each January to occur after the Refinanced Notes Repayment Date until the Maturity Date (each, a “Variable Principal Payment Date”), the Company shall make a payment of principal equal to the Pro Rata Unrestricted Cash Amount (as defined below), if any.

c.            For purposes hereof,

i.	“Pro Rata Principal Payment Amount” means the Pro Rata Portion multiplied by an amount equal to (A) $5,000,000 minus (B) the “Pro Rata Principal Payment Amount” (as defined in the Refinanced Notes) paid by the Company in respect of the Refinanced Notes on the Refinanced Notes Repayment Date.

ii.	“Pro Rata Unrestricted Cash Amount” means, as of December 31st of the prior calendar year, the product of (A) 50% of the excess of (x) the Company’s Unrestricted Cash over (y) $10,000,000 (which product will be reduced by an amount equal to any “Pro Rata Unrestricted Cash Amount” (as defined in the Refinanced Notes) paid by the Company in respect of the Refinanced Notes on the Refinanced Notes Repayment Date) multiplied by (B) the Pro Rata Portion.

iii.	“Pro Rata Portion” means, as of any determination date, the (A) the principal of this AP Note then outstanding divided by (B) the sum of the principal then outstanding on all Notes issued pursuant to the Purchase Agreement.

iv.	“Unrestricted Cash” means cash and cash equivalents that are available to a Loan Party and are not held in any escrow account, subject to any reserve or otherwise subject to any restriction on their availability to such Loan Party.

4.	Payment. All payments will be made in lawful money of the United States of America at the principal office of the Holder, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to fees payable to the AP Noteholders (if any) then due and payable, then to reimbursement and indemnity obligations to the Noteholder Representative and the AP Noteholders (if any, and on a pro rata basis) then due and payable, then to fee obligations of the Noteholder Representative then due and payable, then to accrued interest due and payable, with any remainder applied to principal.

5.	PIK Payments. The Company may elect to pay all or any portion of any payment of principal or interest due hereunder, other than payments due on the Maturity Date (each, a “PIK Payment”), by increasing the principal amount of this AP Note, dollar for dollar. If the Company elects to pay make a payment as a combination cash and PIK Payment, such cash and PIK Payment shall be paid on the AP Notes on a pro rata basis. If the Company elects to make a PIK Payment, the Company shall deliver a notice to the Noteholder Representative not less than three Business Days prior to the applicable payment date, which notice shall state the total amount to be paid on such payment date and the total amount of PIK Payment. The Noteholder Representative is hereby authorized to modify and amend this AP Note by notation on the attached grid, which notation shall be deemed accurate and complete absent manifest error.

6.	Late Fee. If any payment of interest and/or principal under this AP Note is not received by the Holder hereof on the date such payment was due, regardless of any notice and cure periods, then in addition to the remedies conferred upon the Holder hereof as set forth in the Purchase Agreement, a late charge equal to the Pro Rata Portion of $10,000 will be added to the delinquent amount. Provided no Default or Event of Default is continuing, upon payment in full of all other outstanding charges, costs, fees, and expenses that the Company may owe as a result of a late payment, including any Default Interest, any late fees actually paid will be credited against the other Obligations in the order set forth in Section 4.

7.	Security. This AP Note is a secured obligation of the Company and the Subsidiaries as more fully set forth in the Security Agreements. The Obligations under this AP Note are guaranteed by the Guarantors pursuant to the Guarantees.

8.	Taxes. Any and all payments by the Company (or any payment by a Guarantor) under this AP Note shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Laws; provided that the Holder shall have delivered to the Company an IRS Form W-9 or such other properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. If the Holder shall be required to deduct or withhold any Taxes from or in respect of any amount payable under this AP Note, then the Holder shall make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws. Any amount deducted or withheld by Holder shall be considered for purposes of this AP Note to have been paid to the Holder and neither the Company nor the Parent shall have any obligation to pay any additional amounts in respect of amounts so deducted or withheld.

9.	Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this AP Note, the resolution of any controversy or claim arising out of or relating to this AP Note and the provision of notice among the Company and the Holder will be governed by the terms of the Purchase Agreement.

10.	Purchase Agreement: This AP Note is issued in connection with the Purchase Agreement which contains additional terms relevant to the administration of the AP Notes, the obligations of the Company (amongst others) and the rights of the Holder.

11.	Successors and Assigns. This AP Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this AP Note without the written consent of the Noteholder Representative. Any transfer of this AP Note may be effected only pursuant to the Purchase Agreement and by surrender of this AP Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this AP Note receives this AP Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other AP Noteholders (or their respective successors or assigns). No transfer or assignment of the AP Note is effective unless and until the transferee or assignee executes and delivers to the Noteholder Representative counterpart signature pages to the Purchase Agreement. The assignee or transferee of the AP Note shall execute any other agreements or documents reasonably required by the Noteholder Representative or the Company.

12.	Officers and Directors not Liable. In no event will any officer or director of the Company or the Parent be liable for any amounts due and payable pursuant to this AP Note.

13.	Limitation on Interest. In no event will any interest charged, collected or reserved under this AP Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this AP Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

14.	Choice of Law. This AP Note will be governed by and construed in accordance with the internal laws of the State of Arizona, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Arizona.

15.	Approval. The Company hereby represents that its general partner or board of directors (as applicable), and the Parent’s board of directors, in the exercise of their fiduciary duties, has approved the Company's execution of this AP Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company's financing objectives and financial situation. This AP Note evidences business obligations of the Company as set forth in the Purchase Agreement.

16.	Canada Interest Act.

a.            If, notwithstanding the parties’ express choice of law under Section 14, the laws of Canada were applied to this AP Note, then for purposes of the Interest Act (Canada), (i) whenever any interest or fee under this AP Note is calculated using a rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365 (or such other period that is less than a calendar year), as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this AP Note, and (iii) the rates of interest stipulated in this AP Note are intended to be nominal rates and not effective rates or yields.

b.            If any provision of this AP Note or of any of the other Loan Documents would obligate a Loan Party to make any payment of interest or other amount payable to any AP Noteholder or the Noteholder Representative in an amount or calculated at a rate which would be prohibited by applicable Law or would result in a receipt by such AP Noteholder or Noteholder Representative of interest at a criminal rate pursuant to applicable Law then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Law or so result in a receipt by such AP Noteholder or Noteholder Representative of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to such AP Noteholder or Noteholder Representative under the applicable Loan Document, and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such AP Noteholder or Noteholder Representative which would constitute “interest” for purposes of such applicable Law.

17.	Judgment Currency.

a.            If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to an AP Noteholder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such AP Noteholder could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable Law, on the day on which the judgment is paid or satisfied.

b.            The obligations of any Loan Party in respect of any sum due in the Original Currency from it to any AP Noteholder or the Noteholder Representative under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the applicable AP Noteholder or Noteholder Representative of any sum adjudged to be so due in the Other Currency, the AP Noteholder or Noteholder Representative, as applicable, may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such AP Noteholder or Noteholder Representative in the Original Currency, each of the Companies hereby acknowledge and agree, on their own behalf and on behalf of each other Loan Party, as a separate obligation and notwithstanding the judgment, to indemnify such AP Noteholder or Noteholder Representative, as applicable, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to such AP Noteholder or Noteholder Representative in the Original Currency, the applicable AP Noteholder or Noteholder Representative shall remit such excess to the Company.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Company hereto has executed this AP Note as of the date set forth above.

JIMMY JANG, L.P., a Delaware limited partnership

By:	JIMMY JANG HOLDINGS INC., a British Columbia corporation, its general partner

By:
Name: Gary F. Santo, Jr.
Title: President

Address:
2801 E CAMELBACK RD, SUITE 180,
PHOENIX, AZ, 85016
Attn: Legal Department
Email: [***]

BAKER TECHNOLOGIES, INC., a Delaware corporation

By:
Name: Gary F. Santo, Jr.
Title: President

Address:
2801 E CAMELBACK RD, SUITE 180,
PHOENIX, AZ, 85016
Attn: Legal Department
Email: [***]

Signature Page to AP Note (__)

JUPITER RESEARCH, LLC, an Arizona limited liability company

By:
Name: Gary F. Santo, Jr.
Title: Chief Executive Officer

Address:
2801 E CAMELBACK RD, SUITE 180,
PHOENIX, AZ, 85016
Attn: Legal Department
Email: [***]

COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation

By:
Name: Gary F. Santo, Jr.
Title: President

Address:
2801 E CAMELBACK RD, SUITE 180,
PHOENIX, AZ, 85016
Attn: Legal Department
Email: [***]

Signature Page to AP Note (__)

Acknowledged and Agreed to:

TILT HOLDINGS INC., a British Columbia corporation

By:
Name: Gary F. Santo, Jr.
Title: Chief Executive Officer

Address:
2801 E CAMELBACK RD, SUITE 180,
PHOENIX, AZ, 85016
Attn: Legal Department
Email: [***]

Signature Page to AP Note (__)